Exhibit (h)(12)

AMENDMENT TWO

DATED OCTOBER 3, 2016 TO

SUB-ADMINISTRATIVE SERVICES AGREEMENT

WHEREAS, Massachusetts Mutual Life Insurance Company, a mutual life insurance company organized and existing under the laws of the Commonwealth of Massachusetts (“MassMutual”), and MML Investment Advisers, LLC, a Delaware limited liability company (“MML Advisers”), have entered into a Sub-Administrative Services Agreement dated as of April 1, 2014 (the “Agreement”).

WHEREAS, MassMutual and MML Advisers wish to amend the Agreement as follows:

Pursuant to Section 14, the following hereby replaces, in its entirety, Appendix A:

APPENDIX A

MassMutual Premier Funds

MassMutual Premier U.S. Government Money Market Fund
MassMutual Premier Short-Duration Bond Fund
MassMutual Premier Inflation-Protected and Income Fund
MassMutual Premier Core Bond Fund
MassMutual Premier Diversified Bond Fund
MassMutual Premier High Yield Fund
MassMutual Premier Balanced Fund
MassMutual Premier Value Fund
MassMutual Premier Disciplined Value Fund
MassMutual Premier Main Street Fund
MassMutual Premier Disciplined Growth Fund
MassMutual Premier Small Cap Opportunities Fund
MassMutual Premier Global Fund
MassMutual Premier International Equity Fund
MassMutual Premier Strategic Emerging Markets

MassMutual Select Funds

MassMutual Select Total Return Bond Fund
MassMutual Select Strategic Bond Fund
MassMutual Select BlackRock Global Allocation Fund
MassMutual Select Diversified Value Fund
MassMutual Select Fundamental Value Fund
MassMutual Select Large Cap Value Fund
MM S&P 500® Index Fund
MassMutual Select Focused Value Fund
MassMutual Select Fundamental Growth Fund
MassMutual Select Blue Chip Growth Fund
MassMutual Select Growth Opportunities Fund

MassMutual Select Mid-Cap Value Fund
MassMutual Select Small Cap Value Equity Fund
MassMutual Select Small Company Value Fund
MM S&P® Mid Cap Index Fund
MM Russell 2000® Small Cap Index Fund
MassMutual Select Mid Cap Growth Equity II Fund
MassMutual Select Small Cap Growth Equity Fund
MassMutual Select Diversified International Fund
MM MSCI EAFE® International Index Fund
MassMutual Select Overseas Fund
MM Select Bond and Income Asset Fund MM Select Equity Asset Fund MassMutual RetireSMARTSM Conservative Fund
MassMutual RetireSMARTSM Moderate Fund
MassMutual RetireSMARTSM Moderate Growth Fund
MassMutual RetireSMARTSM Growth Fund
MassMutual RetireSMARTSM In Retirement Fund
MassMutual RetireSMARTSM 2010 Fund
MassMutual RetireSMARTSM 2015 Fund
MassMutual RetireSMARTSM 2020 Fund
MassMutual RetireSMARTSM 2025 Fund
MassMutual RetireSMARTSM 2030 Fund
MassMutual RetireSMARTSM 2035 Fund
MassMutual RetireSMARTSM 2040 Fund
MassMutual RetireSMARTSM 2045 Fund
MassMutual RetireSMARTSM 2050 Fund
MassMutual RetireSMARTSM 2055 Fund
MassMutual RetireSMARTSM 2060 Fund

IN WITNESS WHEREOF, this Agreement has been signed by the parties as of the date first above written.

MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY

/s/ Brian Haendiges
Brian Haendiges
Senior Vice President

MML INVESTMENT ADVISERS, LLC

/s/ Brian Haendiges
Brian Haendiges
Vice President